UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2012

TRANSDIGM GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 10, 2012, TransDigm Group Incorporated issued a press release announcing that its wholly-owned subsidiary, TransDigm Inc., has priced its private placement of $550 million aggregate principal amount of 5.50% senior subordinated notes due 2020 (the “Notes”). The Notes may not be offered or sold without registration unless such offer or sale is made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 (the “Securities Act”). This report shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities nor shall there be any sale of the Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2012

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus

Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.